UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2024

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road
Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2024, NECEC Transmission LLC (“NECEC”), a subsidiary of Avangrid, Inc. (the “Corporation”), entered into amendments (the “Amendments” and each, an “Amendment”) to the following transmission service agreements (each, a “TSA” and collectively, the “TSAs”), dated as of June 13, 2018, which were entered into in connection with the 1,200 megawatt (“MW”) +/-320 kilovolt high voltage direct current transmission line to be constructed, owned, operated and maintained by NECEC extending from the U.S.-Canada border in Maine to a direct current to alternating current converter station located in the City of Lewiston, Maine, along with certain necessary transmission interconnection facilities and upgrades to the existing alternating current transmission system in Maine (the “New England Clean Energy Connect transmission line project” or the “NECEC Transmission Line”):

1.(a)

TSA with NSTAR Electric Company (d/b/a Eversource), pursuant to which NECEC will provide 579.335 MW of firm transmission service over the NECEC Transmission Line for a twenty-year term commencing on the commercial operation date of the NECEC Transmission Line (the “COD”), as amended (the “Eversource TSA”).

1.(b)

TSA with Massachusetts Electric Company (d/b/a National Grid) and Nantucket Electric Company (d/b/a National Grid), pursuant to which NECEC will provide 498.348 MW of firm transmission service over the NECEC Transmission Line for a twenty-year term commencing on the COD, as amended (the “National Grid TSA”).

1.(c)

TSA with Fitchburg Gas & Electric Light Company (d/b/a Unitil), pursuant to which NECEC will provide 12.317 MW of firm transmission service over the NECEC for a twenty-year term commencing on the COD, as amended (the “Unitil TSA”).

2.(a)

TSA with H.Q. Energy Services (U.S.) Inc. (“HQUS”), an affiliate of Hydro-Québec, pursuant to which NECEC will provide 579.335 MW of firm transmission service over the NECEC Transmission Line for a twenty-year term commencing on the twentieth anniversary of the COD.

2.(b)	TSA with HQUS, pursuant to which NECEC will provide 498.348 MW of firm transmission service over the NECEC Transmission Line for a twenty-year term commencing on the twentieth anniversary of the COD.

2.(c)	TSA with HQUS, pursuant to which NECEC will provide 12.317 MW of firm transmission service over the NECEC Transmission Line for a twenty-year term commencing on the twentieth anniversary of the COD.

3.	TSA with HQUS, pursuant to which CMP will provide 110 MW of firm transmission service over the NECEC Transmission Line for a forty-year term commencing on the COD.

The Amendments are intended to mitigate the impacts of the change in law arising from the Maine citizens’ ballot initiative entitled “An Act to Ensure Legislative Approval of Certain Transmission Lines and Other Linear Projects on Public Land” and resulting suspension of construction of the NECEC Transmission Project. In particular, the Amendments, among other things, (i) increase the rate under the Eversource TSA, the National Grid TSA, and the Unitil TSA by $4.32 kw/month and (ii) provide NECEC and HQUS two additional six-month options to extend certain remaining Critical Milestones (as defined in the TSAs) by posting additional credit support. The effectiveness of the Amendments is subject to the final non-appealable approval of the Massachusetts Department of Public Utilities and the Federal Energy Regulatory Commission.

The foregoing description is only a summary of the material provisions of the Amendments, and the transactions contemplated thereby, and does not purport to be complete and is qualified in its entirety by reference to such agreements, copies of which will be filed by the Corporation as exhibits to its annual report on Form 10-K for the period ending December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ R. Scott Mahoney
Name:	R. Scott Mahoney
Title:	Senior Vice President – General Counsel and Corporate Secretary

Dated: October 29, 2024

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